Exhibit 10.1

                                    AGREEMENT

         This Agreement is dated as of August 5, 2005 by and between Beacon Power Corporation, a Delaware corporation (the "Company"), and William E. Stanton (the "Holder").

                                    RECITALS

         A. Pursuant to the Demand Note dated September 17, 2001 (the "Note"), the Company loaned to the Holder $564,822.46 of which an aggregate of $100,544, inclusive of principal and of accrued but unpaid interest, is outstanding as of the date of this Agreement (the "Outstanding Amount"); and pursuant to the Pledge Agreement of the same date, the Holder pledged all his present and future shares and options in the Company to secure the payment of his obligations under such Note.

         B. Pursuant to the Director's Option Agreement dated October 13, 2004 (the "Option Agreement") between the Company and the Holder, the Company granted to the Holder a non-qualified stock option to purchase 100,000 shares (the "Shares") of the Company's common stock, $0.01 par value per share (the "Common Stock"), pursuant to the Company's Second Amended and Restated 1998 Stock Incentive Plan.

         C. As of the date of this Agreement, all of the options covered by the Option Agreement have vested (the "Vested Options").

         D. As the Option Agreement states an exercise price per share of $0.74 (the "Exercise Price") and as the mid-point of the high and the low trading prices per share of the Company's Common Stock on Nasdaq today (being the method the Company has used for several years in setting the exercise price for stock options it has granted) is $2.05 (the "Share Value"), the Vested Shares have, as of the date of this Agreement, a net value per share of $1.31 (the "Net Value").

         E. The Company and the Holder desire to enter into this Agreement to cancel a sufficient portion of the Vested Options to pay the Outstanding Amount.

         NOW THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereby agree as follows:

         1. The Holder hereby relinquishes all rights and claims arising under Vested Options covering 76,752 Shares, and applies the aggregate Net Value attributable to those Shares in full payment of the Outstanding Amount. As the relinquishment of such Options over such Shares yields an aggregate Net Value that exceeds the Amount Outstanding by $1.12, the Company has delivered a check in this amount to Holder upon signing this Agreement.

         2. The Holder agrees that he is solely responsible for any taxes on this transaction, and that he will make appropriate filings with the relevant tax and securities law authorities.

         3. This Agreement: (i) shall be governed by, and construed with, the laws of the State of Delaware; (ii) may not be amended or modified except by an instrument in writing signed by, or on behalf of, each of the parties hereto;
(iii) may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which together shall constitute one and the same agreement; (iv) constitutes the entire agreement and understanding between the Holder and the Company with respect to the subject matter contained herein, and there are no agreements, understandings, restrictions, representations, or warranties between the Holder and the Company other than those set forth herein; and (v) shall not be assigned by the Holder without the prior written consent of the Company. Each of the parties hereto irrevocably submits to the exclusive jurisdiction of any Delaware state court or federal court sitting in Delaware in any action arising out of or relating to this Agreement, and each of the parties hereto hereby irrevocably agrees that all claims in respect of such action shall be heard and determined exclusively in such Delaware court or in such federal court.

         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date and year first written above.

                            BEACON POWER CORPORATION


                        By:/s/James M. Spiezio
                           -----------------------
                      Name: James M. Spiezio
                     Title: Chief Financial Officer



                                                 /s/ William E. Stanton
                                                 ------------------------
                                                 William E. Stanton